MELLO JONES & MARTIN
                            Barristers and Attorneys
30 July 2004

Frontline Ltd
Par-la-Ville Place
14 Par-la-Ville Road
Hamilton HM 08
Bermuda

Dear Sirs:

Re: Form F-3 Registration Statement
-----------------------------------

1.   Subject of Opinion

     We have acted as legal counsel in Bermuda as to matters of Bermuda law to Frontline Ltd., a company organized under the laws of Islands of Bermuda (the "Company"), and in such capacity we have assisted in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended the (the "Securities Act"), of a Registration Statement on Form F-3 (such registration statement and any additional registration statement filed is referred to as the "Registration Statement") in relation to the shelf registration of senior debt securities and subordinated debt securities (collectively referred to as the "Debt Securities") which may be issued pursuant to separate indentures, as amended and supplemented from time to time, between the Company and the trustee named in the applicable indenture (the "Indenture"), shares of preferred stock of the Company (the "Preferred Shares") and shares of common stock of the Company, par value $2.50 per share the ("Ordinary Shares") together to be offered from time to time by the Company up to an aggregate amount of US$500,000,000.

     The Debt Securities, Preferred Shares and Ordinary Shares are hereinafter referred to as the "Securities".

2.   Documents Examined

2.1  For the purposes of this opinion we have examined and relied upon:

2.2  a copy of the Registration Statement;

2.3 a copy of the prospectus contained in the Registration Statement (the "Prospectus");

     a copy of the following documents for the Company, as certified by the Secretary thereof on the 16th day of July, 2004 (the "Constitutional Documents"):

     (a)  Certificate of Incorporation;
     (b)  Certificate of Change of Name;
     (c)  Memorandum of Association; and
     (d)  Bye-laws

               REID HOUSE . 31 CHURCH STREET . HAMILTON . BERMUDA
                MAIL: P.O. BOX HM 1564 . HAMILTON HM FX . BERMUDA
                    TEL: (441) 292-1345 o FAX: (441) 292-2277
                      EMAIL.: MJM@MJM.BM o WEB: www.MJM.BM

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MELLO JONES & MARTIN
    Barristers and Attorneys


2.4 a Certificate of Compliance issued by the Bermuda Registrar of Companies dated July 15th, 2004;

2.5 a certificate dated 16th July, 2004 of the Secretary of the Company attaching a copy of certain minutes of a meeting of the Board of Directors of the Company on 12th June, 2001 relating to the Registration (the "Resolutions");

2.6 such other documents as we have deemed necessary in order to render this opinion (the documents referred to in Sections 2.1 through 2.7 hereinafter referred to as the "Documents").

3.   Searches

     We have also relied upon our searches of the documents of public record relating to the Company maintained by the Registrar of Companies and on our search of the Cause Book maintained by the Registrar of the Supreme Court of Bermuda made on July 8th, 2004 ("the Searches").

4.   Opinion Limited to Bermuda Law

     We have made no investigation of the laws of any jurisdiction other than Bermuda and this opinion is given only with respect to Bermuda law as applied by the Courts of Bermuda as at the date hereof. This opinion is limited to the matters stated herein and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.

5.   Assumptions In giving this opinion, we have assumed: -

5.1 the authenticity, accuracy and completeness of all Documents (including, without limitation, public records) submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised or photo static copies;

5.2  the genuineness of all signatures on the Documents;

5.3 the authority, capacity and power of each of the persons signing the Documents (other than the Company);

5.4 that any factual statements made in any of the Documents are true, accurate and complete;

5.5 that the Indenture will constitute the legal, valid and binding obligations of each of the parties thereto, other than the Company, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

5.6 that the Indenture will be validly authorised by each of the parties, and will be validly executed and delivered by each of the parties thereto and the performance thereof is within the capacity and powers of each such party thereto (other than the Company), and that each such party to which the Company will deliver the Indenture will accept delivery of such Indenture;

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MELLO JONES & MARTIN
    Barristers and Attorneys


5.7 that the Indenture will effect, and will constitute legal, valid and binding obligations of each of the parities thereto, enforceable in accordance with their terms, under the laws of the jurisdiction by which it is expressed to be governed;

5.8 that the Indenture will be in the proper legal form to be admissible in evidence and enforced in the courts of the applicable jurisdiction and in accordance with the laws of the applicable jurisdiction; and

5.9 that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Indenture or which would have any implication in relation to the opinions expressed herein and that, in so far as any obligation under, or action to be taken under, the Indenture and the Bye-laws of the Company it will be required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

5.10 that the Company will enter into its obligations under the Indenture in good faith for the purpose of carrying on its business and that, at the time it does so, there will be reasonable grounds for believing that the transactions contemplated by the Indenture will benefit the Company;

5.11 that the creation of any Preferred Shares or Ordinary Shares will be undertaken in accordance with the Constitutional Documents of the Company and in accordance with Bermuda law;

5.12 that the Resolutions are in full force and effect and have not been rescinded either in whole or in part, and accurately record the resolutions passed by the Board of Directors of the Company at meetings which were duly convened and at which duly constituted quorum was present and voting throughout and accurately record the resolutions adopted by the Directors of the Company;

5.13 that the approval of the issue of any Debt Securities, Preferred Shares, Common Shares, will be made at a duly convened and quorate meeting of the Board of Directors of the company and, if required, at a duly convened and quorate meeting of the shareholders of the Company in a manner complying with the terms of the Resolutions and the Constitutional Documents.

5.14 that when the Board of Directors of the company authorises the issue of any Common Shares and any Preferred Shares, the issue price will not be less than the par values thereof and the Company will have sufficient authorised capital to effect the issue.

5.15 that the records which were the subject of the Searches were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Searches been materially altered;

5.16 The Registration Statement, when filed with the Securities and Exchange Commission, will not differ in any material way from the draft of the Registration Statement which we have examined for the purposes of this opinion.

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MELLO JONES & MARTIN
    Barristers and Attorneys


6.   Opinion

     Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

6.1 Any Common Shares and any Preferred Shares issued in accordance with the terms set forth in the Prospectus provided that such issue is undertaken subject to and in accordance with the Constitutional Documents of the Company and in accordance with Bermuda law, will be duly authorised, validly issued, fully paid and non-assessable shares of the Company.

6.2 The Debt Securities, when issued in accordance with the terms of the Indenture, duly executed by the Company, and issued in accordance with the terms set forth in the Prospectus, will constitute the legal and binding obligations of the Company under the laws of Bermuda.

6.3 The statements in the Prospectus under the captions "Description of Debt Securities", "Description of Preferred Shares," "Description of Ordinary Shares" and Enforcement of Liabilities Civil Liabilities," insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate and correct in all material aspects.

7.   Reservations

     We have the following reservations:

7.1 We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within the discretion of the courts of Bermuda in respect of any obligations of the Company as set out in the Indenture, the Securities and in the Bye-laws of the Company. Further, we express no opinion as to the validity or binding effect of any waiver of or obligation to waive either any provision of laws (whether substantive or procedural) or any right or remedy;

7.2 Enforcement of the obligations of the Company under the Bye-laws of the Company and under the Indenture may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors' rights;

7.3 Enforcement of the obligations of the Company may be the subject of a statutory limitation of the time within which such proceedings may be brought;

7.4 Where an obligation is to be performed in jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction;

7.5 We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into the Bye-laws of the Company or either of the Indenture by reference to a law

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MELLO JONES & MARTIN
    Barristers and Attorneys


     other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions;

7.6 Where a person is vested with a discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds;

7.7 We express no opinion as to the validity or binding effect of any provision of the Indenture which provides for the severance of illegal, invalid or unenforceable provisions;

7.8 A Bermuda court may refuse to give effect to any provisions of the Indenture and the Bye-laws of the company in respect of costs of unsuccessful litigation brought before the Bermuda court or where that court has itself made an order for costs;

7.9 We express no opinion as to the validity or binding effect of any provision in the Indenture or the Debt Securities for the payment of interest at a higher rate on overdue amounts than on amounts which are current, or that liquidated damages or a penalty are or may be payable. Such a provision may not be enforceable if it could be established that the amount expressed as being payable was in the nature of a penalty; that is to say a requirement for a stipulated sum to be paid irrespective of, or necessarily greater than, the low likely to be sustained or if it is expressed as a penalty. If it cannot be demonstrated to the Bermuda court that the higher payment was a reasonable pre-estimate of the loss suffered, the court will determine and award what it considers to be reasonable damages. Section 9 Of The Interest and Credit Charges (Regulations) Act 1975 provides that the Bermuda courts have discretion as to the amount of interest, if any, payable on the amount of a judgment after date of judgment. If the Court does not exercise that discretion, then interest will accrue at the statutory rate which is currently 7 % per annum.

7.10 Any reference in this opinion to Ordinary Shares and the Preference Shares being "non-assessable" shall mean, in relation to fully-paid shares of the company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that no shareholder shall be obliged to contribute further amounts to the capital of the company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to the Company;

7.11 Searches of the Registrar of Companies at the office of the Registrar of Companies and of the Supreme Court Cause Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme court Cause Book do not reveal:

     (i) whether an application to the Supreme Court for a winding up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Cause Book at the date and time the Search is concluded;

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MELLO JONES & MARTIN
    Barristers and Attorneys


     (ii) whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed;

    (iii) details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been registered or to the extent that they have been registered have not been disclosed or appear in the public records at the date and time the search is concluded; (iv) whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the register of charges in accordance with the provisions of the Companies Act 1981.

          Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda ("overseas companies") over their assets located in Bermuda, it is not possible to determine definitively from searches of the register of charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

7.12 Where used herein, the expression "in good standing" means having paid all fees and taxes required by the laws of Bermuda in order to maintain the valid existence of the Company pursuant to such laws.

8.   Disclosure

     This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purposes nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as maybe required by laws or regulatory authority. This opinion may be relied upon by Seward & Kissel LLP, United States Counsel to the Company. Further, this opinion speaks as to its date and is strictly limited to the maters stated herein.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the captions "Legal Matters" and "Enforcement of Liabilities" in the prospectus which forms part of the Registration Statement.

     This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.


Yours faithfully
MELLO JONES & MARTIN

/s/ Mello Jones & Martin